UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICON	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on May 29, 2019, Iconix Brand Group, Inc. (the “Company”) received written notice from the Nasdaq Listing Qualifications Staff (the “Staff”) that, based upon the Company’s continued non-compliance with the $15 million minimum market value of publicly held shares requirement for continued listing on The Nasdaq Global Select Market (the “MVPHS Requirement”), upon the expiration of the applicable grace period on May 28, 2019 (the “Grace Period”), the Nasdaq Hearings Panel (the “Panel”) would consider the MVPHS deficiency in connection with the Company’s prior hearing before the Panel. The Company presented a plan to evidence compliance with the MVPHS Requirement via written submission to the Panel and requested that the Panel’s grant the Company’s additional time to comply with the MVPHS Requirement.

On June 17, 2019, the Company received formal notice from the Panel that it had granted the Company’s request for an extension of the Grace Period until August 31, 2019, which date is subject to the submission of an update from the Company evidencing progress towards compliance with the MVPHS Requirement by July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ John T. McClain
	Name:	John T. McClain
	Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2019